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                                                                   EXHIBIT 10.12

                               BUYBACK AGREEMENT

     This Buyback Agreement (this "Agreement") is made and entered into as of February 20, 1998, by and between MIRAGE HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Company") and MANHATTAN WEST, INC., a California corporation (hereinafter referred to as "Manhattan West").

                                    RECITALS

     WHEREAS, on April 10, 1997, the Company commenced a private placement (the "Private Placement") of 564,065 shares of the Company's common stock at a purchase price of $0.50 per share (the "Private Placement Stock") and 445,500 warrants, each warrant to purchase one share of the Company's common stock at an exercise price of $0.75 for a term of five years at a purchase price of $0.10 per warrant (the "Private Placement Warrants").

     WHEREAS, on April 23, 1997, Manhattan West purchased 47,500 Private Placement Warrants from the Company for the cash purchase price of $4,750.

     WHEREAS, the Private Placement closed on June 6, 1997.

     WHEREAS, on June 9, 1997, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission ("SEC") to commence a public offering (the "Offering").

     WHEREAS, the National Association of Securities Dealers, Inc. (the "NASD"), in connection with its review of the Offering, has determined that the Private Placement Warrants purchased by Manhattan West could be considered "underwriter's compensation" under NASD rules.

     WHEREAS, the Company has offered to refund Manhattan West's purchase price of the Private Placement Warrants in exchange for Manhattan West's return of the Private Placement Warrants so that there will not be an issue of underwriter's compensation.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. REFUND OF PURCHASE PRICE

   The Company shall refund Manhattan West's purchase price for the Private Placement Warrants of $4,750 with no deduction therefrom nor interest thereon. Manhattan West hereby agrees to accept a simple, promissory note without interest payable upon the earlier of the final closing of the Offering or one year from the date of this Agreement. A form of this note is attached hereto as Exhibit A.

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2. RETURN OF WARRANTS

   Manhattan West hereby agrees to immediately return 47,500 Private Placement Warrants in its possession and in its name to the Secretary of the Company.

3. CANCELLATION OF WARRANTS

   Immediately upon the return of the Manhattan West Private Placement Warrants, the Secretary of the Company shall write "VOID" across every page of the Warrants and shall cancel the Warrants on the books and records of the Company.

4. WARRANTS NO LONGER EFFECTIVE

   Immediately upon the execution of this Agreement, the Parties hereto understand and acknowledge that the 47,500 Private Placement Warrants issued in the name of Manhattan West are void, unexercisable, and no longer of any effect whatsoever.

5. MISCELLANEOUS

   (A) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or recision, shall be settled by arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators. The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 5(G). This Section 5 shall survive the termination of this Agreement.

   (B) If either party to this Agreement brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

   (C) This Agreement shall inure to the benefit of the parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

   (D) This Agreement contains the entire understanding of the parties and supersedes all prior agreements between them.

   (E) This Agreement shall be constructed and interpreted in accordance with and be governed by the laws of the State of California.

   (F) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall

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any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

   (G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

   (H) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

MIRAGE HOLDINGS, INC.                    MANHATTAN WEST, INC.



/s/ Najeeb U. Ghauri                     /s/ Tariq Khan
-------------------------------          -------------------------------
BY: Najeeb U. Ghauri                     BY: Tariq Khan
ITS: President                           ITS: President

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                                   EXHIBIT A

                           UNSECURED PROMISSORY NOTE

$4,750                                                         February 20, 1998

     FOR VALUE RECEIVED, MIRAGE HOLDINGS, INC., a Nevada corporation (the "Debtor"), hereby promises to pay to the order of MANHATTAN WEST, INC., a California corporation ("Payee"), at a place to be designated by Payee or any subsequent holder hereof, the total sum of FOUR THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($4,750) without interest. All sums due under this Note shall be payable upon the earlier of: (i) the final closing date of the Debtor's public offering currently in registration with the Securities and Exchange Commission; or (ii) February 20, 1999.

     If the Debtor shall fail to make any payment herein on the date provided for (and such default shall continue for a period of 10 days), or if the Debtor shall make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation, or dissolution law or statute now or hereunder in effect (whether at law or in equity) is filed or commenced by or against the Debtor or any property of the Debtor, or if any trustee or receiver is appointed for the Debtor or any such property (collectively, an "Event of Default") then and in any such event (in addition to all rights and remedies of the Payee under the Agreement, applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively, and concurrently), the Payee may, at its option, declare all amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance thereof shall be accelerated and the same, together with all interest accrued thereon, if any, shall forthwith become due and payable.

     The Debtor and all endorsers, guarantors, and sureties hereof hereby severally waive diligence, demand, presentment, protest, and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     The Debtor may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium and each such prepayment shall be applied to the installments of principal hereunder in the inverse order of maturity.

     This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

     In the event the Payee or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney's fees, whether or not suit is instituted.

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     In the event of any litigation with respect to any of the Note, the Debtor waives the right to a trial by jury and all rights of set-off and rights to interpose counterclaims and cross-claims. The Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of California and of any Federal court located in such State, and further irrevocably consent to venue in Orange County, California in connection with any action or proceeding arising out of or relating to the Note. This Note shall be governed by California law.

"Payee"                                  "Debtor"

MANHATTAN WEST, INC.,                    MIRAGE HOLDINGS, INC.,
a California corporation                 a Nevada corporation


/s/ Tariq Khan                           /s/ Najeeb U. Ghauri
------------------------------           -----------------------------
BY: Tariq Khan                           BY: Najeeb U. Ghauri
ITS: President                           ITS: President

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